Exhibit 99.2

News From

Walgreen Co. Corporate Communications ● 200 Wilmot Road ● Deerfield, Ill. 60015 ● (847) 914-2500

Contact:  Michael Polzin
      (847) 315-2920
FOR IMMEDIATE RELEASE	http://news.walgreens.com www.twitter.com/WalgreensNews

Walgreens Planning to Move Forward Without Express Scripts, Inc. Pharmacy Provider Network in 2012

●	Company cites breakdown in contract renewal negotiations
●	Walgreens will continue filling prescriptions under Express Scripts plans through Dec. 31, 2011, while adjusting plans for future business operations accordingly
●	Nation’s largest drugstore chain looking forward to continuing to work with hundreds of pharmacy benefit managers and health plans that value Walgreens services

DEERFIELD, Ill., June 21, 2011 – Walgreens (NYSE, NASDAQ: WAG) today said that contract renewal negotiations with pharmacy benefit manager Express Scripts, Inc. (NASDAQ: ESRX) have been unsuccessful, and as a result the company is planning not to be part of Express Scripts’ pharmacy provider network as of Jan. 1, 2012.  Beginning next year, Express Scripts’ network would no longer include Walgreens 7,700 pharmacies nationwide, including Walgreens more than 250 Duane Reade pharmacies in the New York City area.

“While we have sought to negotiate a contract renewal agreement over the past several months, those talks have been unsuccessful,” said Walgreens President and CEO Greg Wasson. “Under the terms proposed by Express Scripts, it would not make good business sense for the strategic direction of our company to continue our relationship with them. Walgreens is committed to providing quality, convenient and cost-effective pharmacy services to our patients, but we cannot continue to deliver these services under the terms and rates Express Scripts offered.  As the largest retail provider in their pharmacy network, we were surprised by Express Scripts’ ultimate stance during our talks, which made it clear to us that they no longer had an interest in continuing a meaningful relationship.”

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Walgreens said it had reluctantly reached this conclusion for the following reasons:

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Express Scripts insisted on being able to unilaterally define contract terms, including what does and does not constitute a brand and generic drug, which would have denied Walgreens the predictability necessary to reliably plan its business operations going forward.

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Express Scripts rejected Walgreens request to be informed in advance if Express Scripts intends to add or transfer a prescription drug plan to a different Express Scripts pharmacy network, and to provide patients with equal access to Walgreens retail pharmacies. Walgreens cannot reliably plan business operations without clear terms, transparency and predictability governing the provider network relationship.

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Express Scripts proposed to cut reimbursement rates to unacceptable levels below the industry average cost to provide each prescription. Walgreens proposed to lower rates on behalf of the Department of Defense (DoD) Tricare program, a pharmacy benefit plan managed by Express Scripts. Under Walgreens proposal, the reimbursement cost for the DoD would have been lower than under Walgreens commercial rates. In addition, Walgreens offered to contract separately with Express Scripts for Tricare beneficiaries, in order to continue providing services for all active and retired military personnel. For all other plans managed by Express Scripts, Walgreens offered to hold rates for a new contract at the level that will be in effect with Express Scripts at year end, which will be lower than current rates.

In their intermediary role as a pharmacy benefit manager, Express Scripts processes approximately 90 million prescriptions that are expected to be filled by Walgreens in fiscal 2011,

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representing approximately $5.3 billion in annual sales. “We believe the long-term ramifications of accepting Express Scripts’ proposal with below market rates and minimal predictability for the services we provide would have been much worse than any short-term impact to our earnings,” said Walgreens Executive Vice President and Chief Financial Officer Wade Miquelon. “All parties involved in providing health care must work together to bring down costs. In a world where cost effectiveness and access to health care is so important, any time an intermediary continues to disproportionately grow its profit per prescription at the expense of the provider delivering the service, the relationship is out of balance.”

Moving forward, Walgreens noted that Medicare Part D patients who use its pharmacies will continue to have the option during the open enrollment period near the end of the year to choose a Part D plan that includes Walgreens.  In addition, some Express Scripts clients may have the ability to include Walgreens as part of their benefit offering. As a result, Walgreens said it will look for opportunities to have discussions with Express Scripts clients, consistent with their contractual agreements, to ensure their beneficiaries can continue to use the convenience of Walgreens nationwide locations.

“We believe that the vast majority of patients, employers and payers will continue to value the quality, cost effectiveness and convenience of Walgreens pharmacy network, with the most accessible national coverage and trusted pharmacist relationships,” said Miquelon. “With our understanding that a significant portion of all prescriptions processed by PBMs, managed care organizations and others are directly or indirectly up for renewal each year, we are optimistic about our ability to grow our business over time.”

Walgreens today operates the largest retail pharmacy network in the country serving more than 40 million customers each week, with pharmacies within three miles of nearly two-thirds of all Americans, the most 24-hour and drive-thru pharmacies and a fully integrated online pharmacy to offer patients unmatched access to pharmacy care.

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“Our community pharmacists are on the front line of helping to lower overall health care costs through medication adherence programs, generic conversion programs, immunization and vaccination services, and face-to-face counseling on a daily basis,” said Walgreens President of Pharmacy, Health and Wellness Kermit Crawford. “As we continue to serve patients whose prescription drug benefit plans use Express Scripts through the rest of 2011, we regret any disruption they may face beginning in 2012. We intend to do all we can to serve our patients, and are committed to working with the many companies who value Walgreens services and are seeking to provide pharmacy, health and wellness solutions.”

Walgreens (www.walgreens.com) is the nation's largest drugstore chain with fiscal 2010 sales of $67 billion. The company operates 7,715 drugstores in all 50 states, the District of Columbia and Puerto Rico. Each day, Walgreens provides nearly 6 million customers the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice in communities across America. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with respiratory services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. Take Care Health Systems is a Walgreens subsidiary that is the largest and most comprehensive manager of worksite health and wellness centers and in-store convenient care clinics, with more than 700 locations throughout the country.

Cautionary Note regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our plans to cease participation in the Express Scripts pharmacy provider network and the possible impact thereof, the likelihood of any possible agreement and the terms or timing thereof, and our future business prospects.  Words such as "expect," “likely”, "outlook," "would," "could," "should," “will,” "project," "intend," "plan," "continue," "sustain," "on track," "believe," "seek," "estimate," "anticipate," "may," "assume," variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, the failure to obtain new contracts or extensions of existing contracts, changes in vendor, payer and customer relationships and terms, competition, changes in economic and business conditions, risks associated with new business initiatives and activities, and outcomes of legal and regulatory matters. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens undertakes no obligation to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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